As filed with the Securities and Exchange Commission on January 5, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

OREGON	93-0256722
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

220 N.W. Second Avenue Portland, Oregon	97209
(Address of Principal Executive Offices)	(Zip Code)

NORTHWEST NATURAL GAS COMPANY

RETIREMENT K SAVINGS PLAN

(Full title of plan)

C. J. RUE

Secretary

Northwest Natural Gas Company

220 N.W. Second Avenue

Portland, Oregon 97209

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (503) 226-4211

Copy to:

JEFFREY M. KRUEGER

Stoel Rives LLP

900 SW Fifth Avenue, Suite 2600

Portland, Oregon 97204-1268

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock	500,000 shares	$42.135	$21,067,500	$2,254.22

Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Retirement K Savings Plan.

(1)	The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares to be registered is based on $42.135, which was the average of the high and low prices of a share of the Common Stock on January 4, 2007 on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed by Northwest Natural Gas Company (the “Company”) with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Company’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Company’s annual report or prospectus referred to in (a) above.

(c) The description of the Common Stock of the Company contained in the Company’s registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating the description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Oregon Business Corporation Act (the “Act”) provides, in general, that a director or officer of a corporation who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of the corporation:

(1) shall be indemnified by the corporation for all expenses of such litigation when the director or officer is wholly successful on the merits or otherwise;

(2) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative lawsuit) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful); and

(3) may be indemnified by the corporation for expenses of a derivative lawsuit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation, provided the director or officer is not adjudged liable to the corporation.

The Act also authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director’s or officer’s good faith belief that the standard of conduct in Section (2) or (3) above has been met and a written undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she did not meet that standard and, therefore, is not entitled to be indemnified. The Act also provides that the indemnification provided thereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

The Company’s Bylaws provide that the Company shall indemnify directors and officers to the fullest extent permitted under the Act, thus making mandatory the discretionary indemnification authorized by the Act.

The Company’s Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, which may be broader than the indemnification authorized by the Act.

The Company’s shareholders have approved and the Company has entered into indemnity agreements with its directors and officers which provide for indemnity to the fullest extent permitted by law and also alter or clarify the statutory indemnity in the following respects:

(1) prompt advancement of litigation expenses is provided if the director or officer makes the required affirmation and undertaking;

(2) the director or officer is permitted to enforce the indemnity obligation in court and the burden is on the Company to prove that the director or officer is not entitled to indemnification;

(3) indemnity is explicitly provided for judgments and settlements in derivative actions;

(4) prompt indemnification is provided unless a determination is made that the director or officer is not entitled to indemnification; and

(5) partial indemnification is permitted if the director or officer is not entitled to full indemnification.

The Company maintains in effect a policy of insurance providing for reimbursement to the Company of payments made to directors and officers as indemnity for damages, judgments, settlements, costs and expenses incurred by them which the Company may be required or permitted to make according to applicable law, common or statutory, or under provisions of its Restated Articles of Incorporation, Bylaws or agreements effective under such laws.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1	Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 dated June 13, 2006, File No. 333-134973.

4.2	Bylaws of the Company, as amended. Incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15973.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (see page II-4).

The Company hereby undertakes that it has submitted the Northwest Natural Gas Retirement K Savings Plan and any amendments thereto, and will submit any future amendments, to the Internal Revenue Services (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears hereinafter hereby appoints C.J. Rue, the Agent for Service named in this registration statement, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on January 3, 2007.

NORTHWEST NATURAL GAS COMPANY

By	/s/ MARK S. DODSON
Mark S. Dodson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MARK S. DODSON Mark S. Dodson	President and Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2007

/s/ DAVID H. ANDERSON David H. Anderson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 3, 2007

/s/ STEPHEN P. FELTZ Stephen P. Feltz	Treasurer and Controller (Principal Accounting Officer)	January 3, 2007

/s/ TIMOTHY P. BOYLE Timothy P. Boyle	Director	December 21, 2006

/s/ MARTHA L. BYORUM Martha L. Byorum	Director	December 21, 2006

/s/ JOHN D. CARTER John D. Carter	Director	December 21, 2006

C. Scott Gibson	Director

Tod R. Hamachek	Director

/s/ RANDALL C. PAPÉ Randall C. Papé	Director	December 27, 2006

/s/ RICHARD G. REITEN Richard G. Reiten	Director	December 27, 2006

/s/ KENNETH THRASHER Kenneth Thrasher	Director	December 21, 2006

/s/ RUSSELL F. TROMLEY Russell F. Tromley	Director	December 20, 2006

Pursuant to the requirements of the Securities Act of 1933, the Northwest Natural Gas Company Retirement K Savings Plan Administrative Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on January 3, 2007.

Northwest Natural Gas Company Retirement K Savings Plan

By:	/s/ C.J. RUE
C.J. Rue, Chairman Retirement K Savings Plan Administrative Committee

EXHIBIT INDEX

Exhibit Number	Document Description
4.1	Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 dated June 13, 2006, File No. 333-134973.

4.2	Bylaws of the Company, as amended. Incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15973.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (see page II-4).